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                                                                      EXHIBIT 23






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-31932, 33-40222, 33-41854 and 33-43856) and in the related
Prospectuses, and in the Registration Statements (Form S-8 Nos. 33-31439, 33-33887, 33-34112, 33-34834, 33-44519 and 33-58929) pertaining to the 1987
Stock Option Plan of MagneTek, Inc., the MagneTek, Inc. FlexCare Plus Retirement Savings Plan, the 1989 Incentive Stock Compensation Plan of MagneTek, Inc., the MagneTek Unionized Employee Savings Plan, the Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc., and the Second Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc., of our reports dated August 14, 1995, with respect to the consolidated financial statements and schedule of MagneTek, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1995.




St. Louis, Missouri                                            ERNST & YOUNG LLP
September 27, 1995